                        As filed with the Securities and Exchange Commission on March 6, 2012
Registration No. 333-9292

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Subsea 7 S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Hammersmith Road London, W6 7DL England
(Address of Principal Executive Offices)
Ceanic Corporation Amended and Restated Incentive Compensation Plan
(Full title of the plan)

Mark Webster
c/o Subsea 7 (US) LLC
10787 Clay Road
Houston, Texas 77041
 (Name and address of agent for service)

 (713) 430-1100
(Telephone number, including area code, of agent for service)

Copy to:
Gregory Pryor, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Tel:   (212) 819-8200
 Fax:  (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Subsea 7 S.A. (the “Registrant”) to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-9292), filed on August 17, 1998 with the Securities and Exchange Commission (the “Registration Statement”) registering 863,344 common shares, $2.00 par value (the “Common Shares”) of the Registrant, issuable under the Ceanic Corporation Amended and Restated Incentive Compensation Plan (the “Plan”).

The Registrant intends to file a Form 15F to terminate the registration of its Common Shares under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all Common Shares that were registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 6th day of March, 2012.

SUBSEA 7 S.A.

By:	/s/ Jean Cahuzac
Name: Jean Cahuzac
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Subsea 7 S.A., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on March 6, 2012.

SUBSEA 7 (US) LLC
its duly authorized representative in the United States

By:	/s/ Mark Webster
Name: Mark Webster
Title: Director of Finance